UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 12, 2010
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                       ATLANTIC COAST FEDERAL CORPORATION
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             (Exact name of Registrant as specified in its charter)

          Federal                      000-50962               59-3764686
----------------------------         -------------        -------------------
(State or Other Jurisdiction          (Commission          (I.R.S. Employer
      of Incorporation)               File Number)        Identification No.)

                   505 Haines Avenue, Waycross, Georgia 31501
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (800) 342-2824
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               Registrant's telephone number, including area code

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
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     (e) On May 12, 2010,  the Bank adopted (1) the Fourth  Amended and Restated
Supplemental Retirement Agreement for Robert J. Larison, Jr.; (2) the Second Amended and Restated Supplemental Retirement Agreement for Thomas B. Wagers, Sr.; (3) the Third Amended and Restated Supplemental Retirement Agreement for Carl W. Insel; and (4) 2005 Amended and Restated Director Retirement Plan, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The amended plans provide a new definition of "cause," including a procedure to be followed before the executive's employment may be terminated for "cause," as well as arbitration provisions and a new amendment procedure, whereby both the executive and the Bank must agree to any amendments to the plan. The benefits under the plans have also been revised to more clearly align vested values with stockholders by associating the vested benefits with the increase in stock value combined with the use of a 3% per annum cap on increased value over the value of the accrued benefit surrendered at December 11, 2009.

     Under the amended plans for Messrs. Larison, Wagers and Insel, the amount of each executive's benefit is:

          (1) an amount equal to the lesser of (A) the Prior Benefit Component multiplied by the Issue Price, or (B) the Executive's benefit under the Agreement as of December 11, 2009 multiplied by three (3) percent per annum (in the event of a fractional year, the three (3) percent attributable to the fractional year will be reduced proportionately); plus

          (2) an amount equal to the Stock Award Component (after applying the weighting requirements of subparagraph 2(q) of the plan) multiplied by the Issue Price; plus

          (3) an amount equal to the Stock Ownership  Component  (after applying
          the  weighting   requirements  of  subparagraph   2(r)  of  the  plan)
          multiplied by the Issue Price.

     The definitions of capitalized terms are set forth in the plans. The Company will pay interest on the unpaid balance of the executive's benefit at the rate of three percent per year.

     Messrs. Larison, Wagers and Insel will each become vested in their plan benefits upon the earliest to occur of (1) the closing date of a second-step conversion of the Company; (2) his involuntary termination of employment other than for cause; (3) a change in control; (4) his death; (5) his disability; or
(6) the date the administrator of the plan (as appointed by the Company's Board of Directors), in its sole discretion, accelerates vesting.

     Following vesting, Messrs. Larison, Wagers and Insel will each be paid upon the earliest of (1) involuntary termination of employment other than for cause;
(2) disability; (3) death; (4) change in control; or (5) attainment of the normal retirement date stated in the plan. Mr. Larison's normal retirement date


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is February 9, 2012, Mr. Wager's normal  retirement date is January 1, 2014, and
Mr. Insel's normal retirement date is attainment of age 55. Benefits are paid as a cash lump sum within 30 days after the change in control, but otherwise are paid in 180 monthly installments starting on the first day of the month after the date of the payment triggering event, subject to a six month delay if the employee is a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended.

     Similar changes were made to the reinstated Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan.

     On May 12, 2010, Atlantic Coast Bank (the "Bank") the wholly owned subsidiary of Atlantic Coast Federal Corporation (the "Company") entered into revised employment agreements with Robert J. Larison, Jr., the Chief Executive Officer of the Bank, with Thomas B. Wagers, Sr., the Chief Financial Officer of the Bank, with Carl W. Insel, the Bank's Executive Vice President - Retail Operations and with Phillip Buddenbohm, Chief Risk Officer of the Bank. The agreements are attached as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K. These employment agreements have substantially the same terms and conditions as the employment agreement entered into by Mr. Larison on December 11, 2009 and the employment agreements entered into by Messrs. Wagers, Insel and Buddenbohm on January 1, 2010. The employment agreements have been restated in order to provide a new definition of "cause," including a procedure to be followed before the executive's employment may be terminated for "cause." Several of the post-termination obligation provisions for Messrs Wagers and Insel have been deleted from their employment agreements because these provisions have been moved to a new "Non-Compete and Non-Solicitation Agreement," which is discussed below.

     The agreements for Messrs. Larison, Wagers and Insel provide for a three year term while the agreement for Mr. Buddenbohm provides for a one year term with base salaries of $250,000 for Mr. Larison, $178,000 for Mr. Wagers, $175,000 for Mr. Insel and $135,000 for Mr. Buddenbohm. In addition to the base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans applicable to executive employees. Upon each anniversary date of the agreement, the term will be extended for an additional year subject to the board of directors conducting a performance review of the executive and approving such renewal. Under the agreements, the executive's employment may be terminated for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after termination.

     Certain events resulting in the executive's termination or resignation will entitle the executive to payments of severance benefits following termination of employment. The executive will be entitled to severance benefits under the agreement in the event (A) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (B) he resigns during the term of the agreement within two years after any of the following events: (i) relocation of his principal place of employment to a location that is more than 50 miles from Jacksonville, Florida (but in the case of Mr. Larison, more than 50 miles from either Jacksonville, Florida or Waycross, Georgia); (ii) a material reduction in his benefits and perquisites, including base salary; or (iii) a material breach of the agreement by the Bank, provided, however, that a change in the executive's title or duties will not be considered a material breach of the agreement. In such event, the executive would be


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entitled to an immediate  cash lump sum  severance  payment equal to three times
(one times for Mr. Buddenbohm) his highest annual rate of base salary at any time during the term of the agreement and three times (one times for Mr. Buddenbohm) his highest annual bonus and non-equity compensation received during the latest three calendar years (most recent calendar year for Mr. Buddenbohm) prior to the termination, which may be subject to a six month delay if required to comply with Section 409A of the Internal Revenue Code. In addition, the executive would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage for such period.

     Notwithstanding any provision to the contrary in the agreements, payments under the agreements following a change in control are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

     Also on May 12, 2010, the Bank entered into a "Non-Compete and Non-Solicitation Agreement" with each of Mr. Wagers and Mr. Insel. The agreements provide that, in order to protect the business, trade secrets and other confidential and proprietary information of the Bank and Company known to Mr. Wagers and Mr. Insel following his termination of employment for any reason other than cause (as defined in his employment agreement), for a period of two years following such termination of employment, (i) he will not directly or indirect solicit or any officer or employee to terminate their employment with the Bank or the Company; (ii) he will not accept employment or become affiliated with any competitor of the Bank or the Company in the same geographic locations where the Bank or the Company has material business interests; and (ii) he will not solicit or cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

     No later than 30 days after such termination of the executive's employment, the Bank or the Company shall pay him a cash lump sum equal to two times (i) the highest annual rate of base salary (as defined in his employment agreement) paid to him at any time under the employment agreement and (ii) the highest annual bonus and non-equity incentive compensation (as defined in the employment agreement) paid to him over the most recent two calendar years prior to the termination of employment; provided, however, that any payment owed to the executive under the agreement shall be reduced by an amount equal to the amount of any severance pay that the executive receives under his employment agreement upon an "event of termination" (as defined in the employment agreement). Payment may be delayed six months in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, if the executive is a "specified employee" of the Company as defined in Code Section 409A.

     The Non-Compete and Non-Solicitation Agreements with Mr. Wagers and Mr. Insel are attached as Exhibits 10.9 and 10.10, respectively, to this Current Report on Form 8-K.


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Item 9.01. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired: None

     (b)  Pro Forma Financial Information: None

     (c)  Shell company transactions: None

     (d)  Exhibits:

          Exhibit 10.1: Fourth Amended and Restated Supplemental Retirement Agreement for Robert J. Larison, Jr.

          Exhibit 10.2: Second Amended and Restated Supplemental Retirement Agreement for Thomas B. Wagers, Sr.

          Exhibit 10.3: Third Amended and Restated Supplemental Retirement Agreement for Carl W. Insel

          Exhibit 10.4:  2005 Amended and Restated Director Retirement Plan

          Exhibit 10.5:  Employment Agreement of Robert J. Larison, Jr.

          Exhibit 10.6:  Employment Agreement of Thomas B. Wagers, Sr.

          Exhibit 10.7:  Employment Agreement of Carl W. Insel

          Exhibit 10.8:  Employment Agreement of Phillip Buddenbohm

          Exhibit 10.9:  Non-Compete and Non-Solicitation  Agreement with Thomas
                         B. Wagers, Sr.

          Exhibit 10.10: Non-Compete  and  Non-Solicitation  Agreement with Carl
                         Insel


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATLANTIC COAST FEDERAL CORPORATION


Date:  May 14, 2010               By:  /s/ Robert J. Larison, Jr.
                                       ----------------------------------------
                                       Robert J. Larison, Jr.
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)